As filed with the Securities and Exchange Commission on January 6, 2012

Registration No. 333-178480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2550 Stanwell Drive

Concord, California 94520

(925) 288-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William M. Greenman

President and Chief Executive Officer

CERUS CORPORATION

2550 Stanwell Drive

Concord, California 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard G. Ervin Vice President, Legal Affairs Cerus Corporation 2411 Stanwell Drive Concord, California 94520 (925) 288-6000	Suzanne Sawochka Hooper Chadwick Mills Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share, including related rights to purchase Series C Junior Participating Preferred Stock, issuable upon exercise of outstanding warrants(2)	2,400,000	$2.90	$6,960,000	—
Common Stock, par value $0.001 per share, including related rights to purchase Series C Junior Participating Preferred Stock, issuable upon exercise of outstanding warrants(2)	3,684,211	$3.20	$11,789,476	—
Common Stock, par value $0.001 per share, including related rights to purchase Series C Junior Participating Preferred Stock(2)	(3)	(4)	(4)	—
Preferred Stock, par value $0.001 per share	(3)	(4)	(4)	—
Debt Securities	(3)	(4)	(4)	—
Warrants	(3)	(4)	(4)	—
Total	(3)		$168,749,476	$8,093 (5)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-154842) filed on October 30, 2008 and declared effective on December 17, 2008 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an indeterminate number of units as shall have an aggregate initial offering price not to exceed $200,000,000, a substantial portion of which remain unsold as the date of filing of this Registration Statement. The Registrant has determined to include in this Registration Statement unsold securities under the Prior Registration Statement with an aggregate offering price of $149,371,676, which includes 6,084,211 shares of common stock issuable upon exercise of warrants issued and sold under the Prior Registration Statement (the “Warrant Shares”) for an aggregate purchase price of $18,749,476, as reflected in the table above (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $5,871 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to the securities registered pursuant to this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate offering price of $19,377,800 (the “New Securities”), which aggregate offering price is not specified as to each class of security (see footnote (4)). To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	Each share of the Registrant’s common stock registered hereunder, if issued prior to the termination of the Registrant’s rights agreement, dated as of November 3, 1999, as amended, between the Registrant and the rights agent named therein, includes Series C junior participating preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s common stock, and have no value except as reflected in the market price of the shares of the Registrant’s common stock to which they are attached.

(3)	In addition to the Warrant Shares, there are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5)	The filing fee of $5,871 relating to the Unsold Securities under the Prior Registration Statement was previously paid. A filing fee of $2,149 with respect to a portion of the New Securities was paid in connection with the initial filing of this Registration Statement on December 14, 2011. A filing fee of $73 is being paid in connection with the filing of this Amendment No. 1 to Form S-3. See footnote (1) above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains three prospectuses:

•

a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, which together shall have an aggregate initial offering price not to exceed $150,000,000;

•

a sales agreement prospectus covering the offering, issuance and sale of shares of the Registrant’s common stock that may be issued and sold under the At the Market Issuance Sales Agreement (the “Sales Agreement”) between the Registrant and MLV & Co. LLC in an aggregate amount of up to $20,000,000, less amounts sold under the Sales Agreement and a prior prospectus and related prospectus supplement included in the Registrant’s registration statement on Form S-3 (Registration No. 333-154842) prior to the effective date of the registration statement of which this prospectus is a part; and

•

a warrant exercise prospectus for the offering, issuance and sale of up to 6,084,211 shares of the Registrant’s common stock pursuant to the exercise of warrants to purchase the Registrant’s common stock outstanding on December 12, 2011.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. The warrant exercise prospectus immediately follows the sales agreement prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2012

Prospectus

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Global Market under the trading symbol “CERS.” On December 12, 2011, the last reported sale price of our common stock was $3.08 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

i

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Cerus Corporation

Overview

We are a biomedical products company focused on commercializing the INTERCEPT Blood System, or INTERCEPT system, to enhance blood safety. The INTERCEPT system is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion.

We have worldwide commercial rights for the INTERCEPT Blood System for platelets, plasma and red blood cells. We currently market and sell the INTERCEPT system for both platelets and plasma in a number of countries in Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions outside of the United States using our direct sales force or through distributors. The INTERCEPT platelet and plasma systems have both received CE mark approval. We are prioritizing the commercialization of the INTERCEPT Blood System for platelets and plasma in these countries and regions. Subject to the availability of adequate funding from partners, government grants and/or capital markets, we intend to complete development activities for the red blood cell system necessary for regulatory approval in Europe and we may seek regulatory approval of our products in the United States.

To date, the product revenues that we recognize from the sale of our platelet and plasma systems have been less than our combined product and operating costs. We expect to continue to generate substantial losses, at least until our platelet and plasma systems gain broader commercial acceptance than they currently have. Our ability to achieve a profitable level of operations in the future will depend on our ability to successfully commercialize and achieve market acceptance of our blood safety products. We may never achieve a profitable level of operations.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus. These risks include the following, among others:

•	The INTERCEPT Blood System may not achieve broad market acceptance.

•

Our products, blood products treated with the INTERCEPT Blood System and we are subject to extensive regulation by domestic and foreign authorities. If our preclinical and clinical data are not considered sufficient by a country’s regulatory authorities to grant marketing approval, we will be unable to commercialize our products and generate revenue in that country. Our red blood cell system requires extensive additional testing and development.

•

We have limited experience operating a global commercial organization. We rely on third parties to market, sell, distribute and maintain our products and to maintain customer relationships in certain countries.

•	Our product design and manufacturing supply chain is highly technical and exposes us to significant risks.

•	The INTERCEPT platelet system is not compatible with some commercial platelet collection methods.

•

We have used prototype components in our preclinical studies and clinical trials of the INTERCEPT red blood cell system and have not completed the components’ commercial design. We will be required to identify and enter into agreements with third parties to manufacture the red blood cell system.

•	If our competitors develop superior products to ours or market their products more effectively than we market our products, our commercial opportunities could be reduced or eliminated.

•

We may be liable and we may need to withdraw our products from the market if our products harm people. We may be liable if an accident occurs in our controlled use of hazardous materials. Our insurance coverage may be inadequate to offset losses we may incur.

•

If we fail to obtain the capital necessary to fund our future operations or if we are unable to generate positive cash flows from our operations, we will need to curtail planned development or sales and commercialization activities.

•	We have only a limited operating history, and we expect to continue to generate losses.

•

Virtually all of our research and development activities and the significant majority of our general and administrative activities are performed in or managed from a single site that may be subject to lengthy business interruption in the event of a severe earthquake. We also may suffer loss of computerized information and may be unable to make timely filings with regulatory agencies in the event of catastrophic failure of our data storage and backup systems.

•	We may not be able to protect our intellectual property or operate our business without infringing the intellectual property rights of others.

•	As our international operations grow, we may be subject to adverse fluctuations in exchange rates between the United States dollar and foreign currencies. Consequently, we may suffer losses.

Company Information

We were incorporated in California in 1991 and reincorporated in Delaware in 1996. Our corporate address is 2550 Stanwell Drive, Concord, California 94520, and our telephone number is (925) 288-6000. Our website address is www.cerus.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

Unless the context indicates otherwise, as used in this prospectus, the terms “Cerus,” “Cerus Corporation,” “we,” “us” and “our” refer to Cerus Corporation, a Delaware corporation, and its wholly-owned subsidiary, Cerus Europe B.V. Cerus, INTERCEPT and INTERCEPT Blood System are U.S. registered trademarks of Cerus Corporation. All other trademarks or trade names referred to in this prospectus and any prospectus supplement are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors has previously designated (a) 5,000 of the authorized shares of preferred stock as Series A Preferred Stock, all of which shares converted to common stock in July 2002, (b) 3,327 of the 5,000,000 authorized shares of preferred stock as Series B Preferred Stock, and (c) 250,000 of the 5,000,000 authorized shares of preferred stock as Series C Junior Participating Preferred Stock. We are not offering any of the previously designated series of preferred stock under this prospectus. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses. See “Use of Proceeds” on page 7 of this prospectus.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to commercialize and achieve market acceptance of the INTERCEPT Blood Systems;

•

the successful completion of our research, development and clinical programs and our ability to manage cost increases associated with pre-clinical and clinical development for the INTERCEPT Blood Systems;

•	our ability to obtain and maintain regulatory approvals of the INTERCEPT Blood Systems;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends to earnings for each of the periods presented. Our net losses were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years ended December 31, 2007, 2008, 2009 and 2010 and in the nine months ended September 30, 2011. Because of these deficiencies, the ratio information is not applicable for those periods. The extent to which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for those periods is shown below. Amounts shown are in thousands, except for ratios.

	Year Ended December 31,					Nine Months Ended September 30,
	2006	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	7.32	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	7.32	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	—	$(38,527)	$(28,671)	$(23,777)	$(16,656)	$(8,204)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	—	$(38,527)	$(28,671)	$(23,777)	$(16,656)	$(8,204)

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 112,500,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2011, 47,744,285 shares of common stock were outstanding. As of the date of this prospectus, our board of directors has also designated 5,000 of the 5,000,000 authorized shares of preferred stock as Series A Preferred Stock, 3,327 of the 5,000,000 authorized shares of preferred stock as Series B Preferred Stock, and 250,000 of the 5,000,000 authorized shares of preferred stock as Series C Junior Participating Preferred Stock. As of the date of this prospectus, no shares of our Series A Preferred Stock are outstanding, 3,327 shares of our Series B Preferred Stock are outstanding, and no shares of our Series C Junior Participating Preferred Stock are outstanding.

The following summary describes the material terms of our capital stock and stockholder rights agreement. The description of our capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series B Preferred Stock, the certificate of designation for our Series C Junior Participating Preferred Stock, and our stockholder rights agreement, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Series A Preferred Stock. All 5,000 shares of our Series A Preferred Stock were previously issued and outstanding and were subsequently converted to shares of common stock in July 2002. Pursuant to the terms of the Series A Preferred Stock, these shares may not be reissued.

Series B Preferred Stock. There are currently 3,327 shares of Series B Preferred Stock outstanding. The holders of Series B Preferred Stock have no voting rights, except as required under the General Corporation Law of Delaware, and except as follows: (i) without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, we may not authorize or issue shares of any class or series of stock, or reclassify any class or series of stock, into shares having preference or priority over the Series B Preferred Stock as to voting, liquidation preference or conversion rights; and (ii) to determine the fair market value of any securities delivered to the holders of the Series B Preferred Stock pursuant to a transaction treated as a liquidation of Cerus, the fair market value must be mutually determined by the board of directors and the holders of not less than a majority of the outstanding Series B Preferred, voting together as a single class. Upon any liquidation, dissolution, or winding up of our company, before any payment or distribution of assets shall be made to the holders of common stock or any other class or series of stock ranking junior to the Series B Preferred Stock with respect to liquidation preference, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the company an amount per share of Series B Preferred Stock equal to $2,854.793, the original issue price.

We have the right to redeem, at the original issue price, all, but not less than all, of the Series B Preferred Stock at any time. At any time, each share of Series B Preferred Stock, at the option of the holder, may be converted at any time into that number of shares of common stock equal to the original issue price divided by 100. However, in the event that the approval of our stockholders is required by NASDAQ rules prior to the issuance of any of the shares of common stock issuable upon conversion of the Series B Preferred Stock, we must obtain such approval by the conversion date, or, if such approval is not obtained, we must redeem any shares of Series B Preferred Stock that would be convertible into shares of common stock in excess of the limitation specified under NASDAQ rules.

Neither the Series B Preferred Stock nor any right to receive redemption payments may be assigned, transferred, hypothecated or otherwise alienated by a Series B Preferred Stock holder without our prior written consent, except (i) in connection with, and to the transferee of, all or substantially all of the business and assets of such holder, or (ii) to a direct or indirect wholly owned subsidiary of Baxter International, Inc.

Series C Junior Participating Preferred Stock. The Series C Junior Participating Preferred Stock, or Series C Preferred, is reserved for issuance in connection with the rights outstanding under our Rights Agreement as described below. The Series C Preferred will not be redeemable. Each share of Series C Preferred will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series C Preferred will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Series C Preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which share of common stock are exchanged, each Series C Preferred share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series C Preferred dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series C Preferred share purchasable upon exercise of each Right should approximate the value of one share of common stock. The Series C Preferred would rank junior to any other series of our preferred stock.

Future Preferred Stock. Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statements of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section	203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Rights Agreement

We have entered into a stockholder rights agreement, dated as of November 3, 1999, and amended as of October 28, 2009, or the Rights Agreement, pursuant to which each share of our common stock outstanding has attached to it a right, or Right. The Rights trade with our common stock until the earlier to occur of (i) 10 days after a public announcement that a person (or a group of affiliated or associated persons) has acquired beneficial ownership of 15% or more of the outstanding common stock, which we refer to as an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding common stock. The earlier of these dates is called the Distribution Date.

Following the Distribution Date, the Rights will be evidenced by separate certificates. The Rights are not exerciseable until after the Distribution Date. Each Right entitles the holder to purchase, for $30 per Right, one one-hundredth of a share of Series C Preferred, subject to adjustment. Each one one-hundredth of a share of Series C Preferred has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a share of common stock. The expiration date of the Rights is October 27, 2019.

In the event that any person (or a group of affiliated or associated persons) becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right. This right will commence on the date 10 days following public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined). At the time the rights flip in, they no longer represent the right to purchase shares of Series C Preferred.

In the event that Cerus is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (ii) October 27, 2019, the board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, or the Redemption Price. In general, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after the acquisition by a person (or a group of affiliated or associated persons) of beneficial ownership of 15% or more of the outstanding shares of common stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of Cerus, including fractions of a Series C Preferred (or of a share of a class or series of Cerus’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such shares of common stock).

The terms of the Rights may be amended by the board of directors without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (a) the time that a person or group has acquired beneficial ownership of 15% or more of the common stock or (b) the final expiration date of the rights, October 27, 2019.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing on The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or any related free writing prospectuses. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture, including any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under an indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	any limit on the amount that may be issued;

•

whether or not we will issue the series of debt securities in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	the maturity date or dates;

•	the form of debt securities of the series;

•	the applicability of any guarantees;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities) with respect to such series, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of debt securities of that series;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

whether the debt securities will be convertible into or exchangeable for, or based upon the price of, shares of common stock, preferred stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the delivery of cash as well as the delivery of securities;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such debt securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of an indenture;

•	additions to or changes in the provisions relating to the modification of an indenture both with and without the consent of holders of debt securities issued under an indenture;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	a discussion of material United States federal income tax considerations, if any, applicable to the debt securities;

•	information describing any book-entry features;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities as and when the same becomes due and payable, and such default continues uncured for 90 consecutive days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same becomes due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 consecutive days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with an indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in an indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in an indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in an indenture; or

•	to make any change that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of September 30, 2011, there were outstanding warrants to purchase 6,084,211 shares of our common stock, of which warrants to purchase 2,400,000 shares of our common stock were outstanding with an exercise price of $2.90 per share, and warrants to purchase 3,684,211 shares of our common stock were outstanding at an exercise price of $3.20 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust & Clearing Corporation, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-21937):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 6, 2011;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed on August 8, 2011, as amended by our Quarterly Report on Form 10-Q/A, Amendment No. 1, for the quarter ended June 30, 2011, which was filed on August 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which was filed on November 3, 2011;

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our Current Reports on Form 8-K which were filed on January 21, 2011, March 2, 2011, March 3, 2011 (reporting under Items 1.01 and 2.03), April 20, 2011 (as amended on May 18, 2011), May 18, 2011, June 6, 2011, June 8, 2011, June 29, 2011, September 8, 2011, October 5, 2011 and November 10, 2011;

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the information specifically incorporated by reference into our 2010 Annual Report on Form 10-K referred to above from our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed on April 22, 2011;

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the description of our common stock in our registration statement on Form 8-A filed with the SEC on January 8, 1997, including all amendments and reports filed for the purpose of updating such description; and

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the description of our preferred share purchase rights in our registration statement on Form 8-A filed with the SEC on October 30, 2009, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cerus Corporation

2550 Stanwell Drive

Concord, CA. 94520

(925) 288-6000

Attention: Investor Relations

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2012

Prospectus

Common Stock

We have entered into a sales agreement with MLV & Co. LLC, or MLV, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through MLV having an aggregate offering price of up to $20.0 million, less amounts sold through MLV under the sales agreement and a prior prospectus and related prospectus supplement prior to the effective date of the registration statement of which this prospectus is a part.

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.” On December 12, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $3.08 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. MLV will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to MLV for sales of common stock sold pursuant to the sales agreement is an aggregate of 3.0% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2012.

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and MLV has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLV is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

Cerus Corporation Overview

We are a biomedical products company focused on commercializing the INTERCEPT Blood System, or INTERCEPT system, to enhance blood safety. The INTERCEPT system is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion.

We have worldwide commercialization rights for the INTERCEPT Blood System for platelets, plasma and red blood cells and we currently market and sell the INTERCEPT system for both platelets and plasma in a number of countries in Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world using our direct sales force or through distributors. The INTERCEPT platelet and plasma systems have both received CE mark approval. We continue to prioritize commercialization of the INTERCEPT Blood System for platelets and plasma in these countries and regions. Subject to the availability of adequate funding from partners, government grants and/or capital markets, we intend to complete development activities for the red blood cell system necessary for regulatory approval in Europe and we may seek regulatory approval of our products in the United States.

We recognize relatively modest product revenues from the sale of our platelet and plasma systems. We expect to continue to generate substantial losses, at least until our platelet and plasma systems gain widespread commercial acceptance. Our ability to achieve a profitable level of operations in the future will depend on our ability to successfully commercialize and achieve market acceptance of our blood safety products. We may never achieve a profitable level of operations.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the documents that are incorporated by reference into this prospectus. These risks include the following, among others:

•	The INTERCEPT Blood System may not achieve broad market acceptance.

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Our products, blood products treated with the INTERCEPT Blood System and we are subject to extensive regulation by domestic and foreign authorities. If our preclinical and clinical data are not considered sufficient by a country’s regulatory authorities to grant marketing approval, we will be unable to commercialize our products and generate revenue in that country. Our red blood cell system requires extensive additional testing and development.

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We have limited experience operating a global commercial organization. We rely on third parties to market, sell, distribute and maintain our products and to maintain customer relationships in certain countries.

•	Our product design and manufacturing supply chain is highly technical and exposes us to significant risks.

•	The INTERCEPT platelet system is not compatible with some commercial platelet collection methods.

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We have used prototype components in our preclinical studies and clinical trials of the INTERCEPT red blood cell system and have not completed the components’ commercial design. We will be required to identify and enter into agreements with third parties to manufacture the red blood cell system.

•	If our competitors develop superior products to ours or market their products more effectively than we market our products, our commercial opportunities could be reduced or eliminated.

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We may be liable and we may need to withdraw our products from the market if our products harm people. We may be liable if an accident occurs in our controlled use of hazardous materials. Our insurance coverage may be inadequate to offset losses we may incur.

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If we fail to obtain the capital necessary to fund our future operations or if we are unable to generate positive cash flows from our operations, we will need to curtail planned development or sales and commercialization activities.

•	We have only a limited operating history, and we expect to continue to generate losses.

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Virtually all of our research and development activities and the significant majority of our general and administrative activities are performed in or managed from a single site that may be subject to lengthy business interruption in the event of a severe earthquake. We also may suffer loss of computerized information and may be unable to make timely filings with regulatory agencies in the event of catastrophic failure of our data storage and backup systems.

•	We may not be able to protect our intellectual property or operate our business without infringing the intellectual property rights of others.

•	As our international operations grow, we may be subject to adverse fluctuations in exchange rates between the United States dollar and foreign currencies. Consequently, we may suffer losses.

Company Information

We were incorporated in California in 1991 and reincorporated in Delaware in 1996. Our corporate address is 2550 Stanwell Drive, Concord, California 94520, and our telephone number is (925) 288-6000. Our website address is www.cerus.com . Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

Unless the context indicates otherwise, as used in this prospectus, the terms “Cerus,” “Cerus Corporation,” “we,” “us” and “our” refer to Cerus Corporation, a Delaware corporation, and its wholly-owned subsidiary, Cerus Europe B.V. Cerus, INTERCEPT and INTERCEPT Blood System are U.S. registered trademarks of Cerus Corporation. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

The Offering

Common stock offered by us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through MLV having an aggregate offering price of up to $20.0 million, less amounts sold through MLV under the sales agreement and a prior prospectus and related prospectus supplement prior to the effective date of the registration statement of which this prospectus is a part.

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Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, MLV & Co. LLC. See “Plan of Distribution” on page 11.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses. See “Use of Proceeds” on page 5 of this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 6,493,506 shares of our common stock are sold during the term of the sales agreement with MLV at a price of $3.08 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 12, 2011, for aggregate gross proceeds of $20,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.48 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2011 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to commercialize and achieve market acceptance of the INTERCEPT Blood Systems;

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the successful completion of our research, development and clinical programs and our ability to manage cost increases associated with pre-clinical and clinical development for the INTERCEPT Blood Systems;

•	our ability to obtain and maintain regulatory approvals of the INTERCEPT Blood Systems;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the headings “Risk Factors” on page 4 of this prospectus and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2011 was approximately $13.1 million, or $0.27 per share.

After giving effect to the sale of our common stock during the term of the sales agreement with MLV in the aggregate amount of $20,000,000 at an assumed offering price of $3.08 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 12, 2011, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2011 would have been $32.4 million, or $0.60 per share of common stock. This represents an immediate increase in the net tangible book value of $0.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.48 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$3.08
Net tangible book value per share as of September 30, 2011	$0.27
Increase in net tangible book value per share attributable to this offering	$0.33

As adjusted net tangible book value per share as of September 30, 2011, after giving effect to this offering		$0.60

Dilution per share to new investors purchasing shares in this offering		$2.48

The table above assumes for illustrative purposes that an aggregate of 6,493,506 shares of our common stock are sold during the term of the sales agreement with MLV at a price of $3.08 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 12, 2011, for aggregate gross proceeds of $20,000,000. The shares pursuant to the sales agreement with MLV are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 during the term of the sales agreement with MLV is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.61 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.97 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.08 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 during the term of the sales agreement with MLV is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.58 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.00 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 47,744,285 shares of our common stock issued and outstanding as of September 30, 2011 and excludes the following, all as of September 30, 2011:

•	7,175,426 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $4.90 per share;

•	2,400,000 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $2.90 per share;

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•	3,684,211 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $3.20 per share;

•	332,700 shares of common stock issuable upon conversion of 3,327 shares of outstanding Series B Preferred Stock;

•	56,389 shares of common stock issuable upon the vesting of outstanding restricted stock units; and

•	up to an aggregate of 10,247,358 shares of common stock reserved for future issuance under our 2008 Equity Incentive Plan and 1996 Employee Stock Purchase Plan.

To the extent that options or warrants outstanding as of September 30, 2011 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 112,500,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2011, 47,744,285 shares of common stock were outstanding. As of the date of this prospectus, our board of directors has also designated 5,000 of the 5,000,000 authorized shares of preferred stock as Series A Preferred Stock, 3,327 of the 5,000,000 authorized shares of preferred stock as Series B Preferred Stock, and 250,000 of the 5,000,000 authorized shares of preferred stock as Series C Junior Participating Preferred Stock. As of the date of this prospectus, no shares of our Series A Preferred Stock are outstanding, 3,327 shares of our Series B Preferred Stock are outstanding, and no shares of our Series C Junior Participating Preferred Stock are outstanding.

The following summary describes the material terms of our capital stock and stockholder rights plan. The description of our capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series B Preferred Stock, the certificate of designation for our Series C Junior Participating Preferred Stock, and our stockholder rights plan, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

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Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Series A Preferred Stock. All 5,000 shares of our Series A Preferred Stock were previously issued and outstanding and were subsequently converted to shares of common stock in July 2002. Pursuant to the terms of the Series A Preferred Stock, these shares may not be reissued.

Series B Preferred Stock. There are currently 3,327 shares of Series B Preferred Stock outstanding. The holders of Series B Preferred Stock have no voting rights, except as required under the General Corporation Law of Delaware, and except as follows: (i) without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, we may not authorize or issue shares of any class or series of stock, or reclassify any class or series of stock, into shares having preference or priority over the Series B Preferred Stock as to voting, liquidation preference or conversion rights; and (ii) to determine the fair market value of any securities delivered to the holders of the Series B Preferred Stock pursuant to a transaction treated as a liquidation of Cerus, the fair market value must be mutually determined by the board of directors and the holders of not less than a majority of the outstanding Series B Preferred, voting together as a single class. Upon any liquidation, dissolution, or winding up of our company, before any payment or distribution of assets shall be made to the holders of common stock or any other class or series of stock ranking junior to the Series B Preferred Stock with respect to liquidation preference, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the company an amount per share of Series B Preferred Stock equal to $2,854.793, the original issue price.

We have the right to redeem, at the original issue price, all, but not less than all, of the Series B Preferred Stock at any time. At any time, each share of Series B Preferred Stock, at the option of the holder, may be converted at any time into that number of shares of common stock equal to the original issue price divided by 100. However, in the event that the approval of our stockholders is required by NASDAQ rules prior to the issuance of any of the shares of common stock issuable upon conversion of the Series B Preferred Stock, we must obtain such approval by the conversion date, or, if such approval is not obtained, we must redeem any shares of Series B Preferred Stock that would be convertible into shares of common stock in excess of the limitation specified under NASDAQ rules.

Neither the Series B Preferred Stock nor any right to receive redemption payments may be assigned, transferred, hypothecated or otherwise alienated by a Series B Preferred Stock holder without our prior written consent, except (i) in connection with, and to the transferee of, all or substantially all of the business and assets of such holder, or (ii) to a direct or indirect wholly owned subsidiary of Baxter International, Inc.

Series C Junior Participating Preferred Stock. The Series C Junior Participating Preferred Stock, or Series C Preferred, is reserved for issuance in connection with the rights outstanding under our Rights Agreement as described below. The Series C Preferred will not be redeemable. Each share of Series C Preferred will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series C Preferred will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Series C Preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which share of common stock are exchanged, each Series C Preferred share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series C Preferred dividend,

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liquidation and voting rights, the value of the one one-hundredth interest in a Series C Preferred share purchasable upon exercise of each Right should approximate the value of one share of common stock. The Series C Preferred would rank junior to any other series of our preferred stock.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Rights Agreement

We have entered into a stockholder rights agreement, dated as of November 3, 1999, and amended as of October 28, 2009, or the Rights Agreement, pursuant to which each share of our common stock outstanding has attached to it a right, or Right. The Rights trade with our common stock until the earlier to occur of (i) 10 days after a public announcement that a person (or a group of affiliated or associated persons) has acquired beneficial ownership of 15% or more of the outstanding common stock, which we refer to as an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding common stock. The earlier of these dates is called the Distribution Date.

Following the Distribution Date, the Rights will be evidenced by separate certificates. The Rights are not exerciseable until after the Distribution Date. Each Right entitles the holder to purchase, for $30 per Right, one one-hundredth of a share of Series C Preferred, subject to adjustment. Each one one-hundredth of a share of Series C Preferred has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a share of common stock. The expiration date of the Rights is October 27, 2019.

In the event that any person (or a group of affiliated or associated persons) becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right. This right will commence on the date 10 days following public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined). At the time the rights flip in, they no longer represent the right to purchase shares of Series C Preferred.

In the event that Cerus is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (ii) October 27, 2019, the board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, or the Redemption Price. In general, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after the acquisition by a person (or a group of affiliated or associated persons) of beneficial ownership of 15% or more of the outstanding shares of common stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of Cerus, including fractions of a Series C Preferred (or of a share of a class or series of Cerus’s

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preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such shares of common stock).

The terms of the Rights may be amended by the board of directors without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (a) the time that a person or group has acquired beneficial ownership of 15% or more of the common stock or (b) the final expiration date of the rights, October 27, 2019.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing on The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

PLAN OF DISTRIBUTION

We have entered into an At-The-Market Issuance Sales Agreement with MLV & Co. LLC, or MLV, that provides for the issuance and sale by us of shares of our common stock having aggregate sales proceeds of up to $20.0 million from time to time through MLV acting as agent. MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Global Market or any other existing trading market for the common stock in the US or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to our prior approval.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed MLV, unless MLV declines to accept the terms of this notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

The settlement between us and MLV is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay MLV a commission equal to an aggregate of 3.0% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, MLV may, and will with respect to sales effected in an “at-the-market-offering,” be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $30,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus, or (ii) termination of the sales agreement as permitted therein. MLV may terminate the sales agreement at any time in certain circumstances, including the occurrence of a

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material adverse change with respect to us that, in MLV’s sole judgment, makes it impracticable or inadvisable to market the shares, if there has occurred any material adverse change in the U.S. financial markets or international financial markets, which in MLV’s sole judgment makes it impracticable to market the shares, if trading in the shares has been suspended or limited by the Securities Exchange Commission or The NASDAQ Global Market, or the Exchange, or if trading generally has been suspended or limited by Exchange, if any suspension of trading of any shares of the Company on any exchange or over-the-counter market shall have occurred and be continuing, if there is a major disruption of securities settlements or clearance services in the U.S. which shall be continuing, or if a banking moratorium has been declared in the U.S. Federal or New York authorities. We and MLV may each terminate the sales agreement at any time upon 10 days prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the Securities and Exchange Commission and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the common stock offered by this prospectus. LeClairRyan, P.C., New York, New York, is counsel for MLV in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-21937):

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•	our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 6, 2011;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed on August 8, 2011, as amended by our Quarterly Report on Form 10-Q/A, Amendment No. 1, for the quarter ended June 30, 2011, which was filed on August 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which was filed on November 3, 2011;

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our Current Reports on Form 8-K which were filed on January 21, 2011, March 2, 2011, March 3, 2011 (reporting under Items 1.01 and 2.03), April 20, 2011 (as amended on May 18, 2011), May 18, 2011, June 6, 2011, June 8, 2011, June 29, 2011, September 8, 2011, October 5, 2011, and November 10, 2011;

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the information specifically incorporated by reference into our 2010 Annual Report on Form 10-K referred to above from our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed on April 22, 2011;

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the description of our common stock in our registration statement on Form 8-A filed with the SEC on January 8, 1997, including all amendments and reports filed for the purpose of updating such description; and

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the description of our preferred share purchase rights in our registration statement on Form 8-A filed with the SEC on October 30, 2009, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cerus Corporation

2550 Stanwell Drive

Concord, CA. 94520

(925) 288-6000

Attention: Investor Relations

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The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2012

Prospectus

6,084,211 Shares

Common Stock

This prospectus relates to the offer and sale by us of 6,084,211 shares of our common stock, par value $0.001 per share, that are issuable upon the exercise of warrants, of which (i) warrants to purchase 2,400,000 shares of our common stock at an exercise price of $2.90 per share were originally issued by us on August 25, 2009 pursuant to a prospectus dated December 17, 2008, and a related prospectus supplement dated August 19, 2009, and (ii) warrants to purchase 3,684,211 shares of our common stock at an exercise price of $3.20 per share were originally issued by us on November 15, 2010, pursuant to a prospectus dated December 17, 2008, and a related prospectus supplement dated November 10, 2010. We will receive the proceeds from any cash exercises of the warrants. Each warrant is exercisable at any time until its expiration date, which date is five years from the date of issuance of the warrant. If all of the warrants are exercised, we will receive aggregate proceeds of $18,749,476.

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.” On December 12, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $3.08 per share.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2012.

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the securities we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus and the information referred to under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

Cerus Corporation Overview

We are a biomedical products company focused on commercializing the INTERCEPT Blood System, or INTERCEPT system, to enhance blood safety. The INTERCEPT system is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion.

We have worldwide commercialization rights for the INTERCEPT Blood System for platelets, plasma and red blood cells and we currently market and sell the INTERCEPT system for both platelets and plasma in a number of countries in Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world using our direct sales force or through distributors. The INTERCEPT platelet and plasma systems have both received CE mark approval. We continue to prioritize commercialization of the INTERCEPT Blood System for platelets and plasma in these countries and regions. Subject to the availability of adequate funding from partners, government grants and/or capital markets, we intend to complete development activities for the red blood cell system necessary for regulatory approval in Europe and we may seek regulatory approval of our products in the United States.

We recognize relatively modest product revenues from the sale of our platelet and plasma systems. We expect to continue to generate substantial losses, at least until our platelet and plasma systems gain widespread commercial acceptance. Our ability to achieve a profitable level of operations in the future will depend on our ability to successfully commercialize and achieve market acceptance of our blood safety products. We may never achieve a profitable level of operations.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the documents that are incorporated by reference into this prospectus. These risks include the following, among others:

•	The INTERCEPT Blood System may not achieve broad market acceptance.

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Our products, blood products treated with the INTERCEPT Blood System and we are subject to extensive regulation by domestic and foreign authorities. If our preclinical and clinical data are not considered sufficient by a country’s regulatory authorities to grant marketing approval, we will be unable to commercialize our products and generate revenue in that country. Our red blood cell system requires extensive additional testing and development.

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We have limited experience operating a global commercial organization. We rely on third parties to market, sell, distribute and maintain our products and to maintain customer relationships in certain countries.

•	Our product design and manufacturing supply chain is highly technical and exposes us to significant risks.

•	The INTERCEPT platelet system is not compatible with some commercial platelet collection methods.

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We have used prototype components in our preclinical studies and clinical trials of the INTERCEPT red blood cell system and have not completed the components’ commercial design. We will be required to identify and enter into agreements with third parties to manufacture the red blood cell system.

•	If our competitors develop superior products to ours or market their products more effectively than we market our products, our commercial opportunities could be reduced or eliminated.

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We may be liable and we may need to withdraw our products from the market if our products harm people. We may be liable if an accident occurs in our controlled use of hazardous materials. Our insurance coverage may be inadequate to offset losses we may incur.

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If we fail to obtain the capital necessary to fund our future operations or if we are unable to generate positive cash flows from our operations, we will need to curtail planned development or sales and commercialization activities.

•	We have only a limited operating history, and we expect to continue to generate losses.

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Virtually all of our research and development activities and the significant majority of our general and administrative activities are performed in or managed from a single site that may be subject to lengthy business interruption in the event of a severe earthquake. We also may suffer loss of computerized information and may be unable to make timely filings with regulatory agencies in the event of catastrophic failure of our data storage and backup systems.

•	We may not be able to protect our intellectual property or operate our business without infringing the intellectual property rights of others.

•	As our international operations grow, we may be subject to adverse fluctuations in exchange rates between the United States dollar and foreign currencies. Consequently, we may suffer losses.

Company Information

We were incorporated in California in 1991 and reincorporated in Delaware in 1996. Our corporate address is 2550 Stanwell Drive, Concord, California 94520, and our telephone number is (925) 288-6000. Our website address is www.cerus.com . Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

Unless the context indicates otherwise, as used in this prospectus, the terms “Cerus,” “Cerus Corporation,” “we,” “us” and “our” refer to Cerus Corporation, a Delaware corporation, and its wholly-owned subsidiary, Cerus Europe B.V. Cerus, INTERCEPT and INTERCEPT Blood System are U.S. registered trademarks of Cerus Corporation. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

The Offering

This offering involves the offer and sale by us of 6,084,211 shares of our common stock issuable upon the exercise of warrants, consisting of: (1) warrants to purchase 2,400,000 shares of our common stock at an exercise price of $2.90 per share originally issued by us on August 25, 2009; and (2) warrants to purchase 3,684,211 shares of our common stock at an exercise price of $3.20 per share were originally issued by us on November 15, 2010. Each warrant is exercisable at any time until its expiration date, which date is five years from the date of issuance of the warrant. Upon exercise of the warrants for cash, the holders of the warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $18.75 million if the warrants are exercised in full for cash.

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Use of Proceeds

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses. See “Use of Proceeds” on page 5 of this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that all 6,084,211 shares of our common stock are sold in this offering upon the exercise of the warrants for cash, you will experience immediate dilution of $2.31 per share if you exercise a warrant with an exercise price of $2.90 per share, or immediate dilution of $2.61 per share if you exercise a warrant with an exercise price of $3.20 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2011 after giving effect to this offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to commercialize and achieve market acceptance of the INTERCEPT Blood Systems;

•

the successful completion of our research, development and clinical programs and our ability to manage cost increases associated with pre-clinical and clinical development for the INTERCEPT Blood Systems;

•	our ability to obtain and maintain regulatory approvals of the INTERCEPT Blood Systems;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the headings “Risk Factors” on page 4 of this prospectus and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2011 was approximately $13.1 million, or $0.27 per share.

After giving effect to the sale of 2,400,000 shares of our common stock to new investors exercising warrants for cash at $2.90 per share, and the sale of 3,684,211 shares of our common stock to new investors exercising warrants for cash at $3.20 per share, our net tangible book value as of September 30, 2011 would have been $31.8 million, or $0.59 per share of common stock. This represents an immediate increase in the net tangible book value of $0.32 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.31 per share to new investors exercising warrants for cash at $2.90 per share, and an immediate dilution in net tangible book value of $2.61 per share to new investors exercising warrants for cash at $3.20 per share.

The following tables assume for illustrative purposes that all warrants in this offering are exercised for cash at their respective exercise prices, i.e. warrants to purchase 2,400,000 shares of our common stock are exercised at $2.90 per share, and warrants to purchase 3,684,211 shares of our common stock are exercised at $3.20 per share. Investors exercising warrants with an exercise price of $2.90 per share will suffer $0.30 less dilution than investors exercising warrants with an exercise price of $3.20 per share due to the $0.30 difference in the warrant exercise price. The following tables illustrate these per share dilutions:

Dilution per share for investors exercising warrants for cash at $2.90 per share:

Public offering price per share		$2.90
Net tangible book value per share as of September 30, 2011	$0.27
Increase in net tangible book value per share attributable to this offering	$0.32

As adjusted net tangible book value per share as of September 30, 2011, after giving effect to this offering		$0.59

Dilution per share to new investors purchasing shares in this offering		$2.31

Dilution per share for investors exercising warrants for cash at $3.20 per share:

Public offering price per share		$3.20
Net tangible book value per share as of September 30, 2011	$0.27
Increase in net tangible book value per share attributable to this offering	$0.32

As adjusted net tangible book value per share as of September 30, 2011, after giving effect to this offering		$0.59

Dilution per share to new investors purchasing shares in this offering		$2.61

The tables above assume for illustrative purposes that all 6,084,211 shares of common stock are sold in this offering upon the exercise of the warrants for cash.

The above discussion and table are based on 47,744,285 shares of our common stock issued and outstanding as of September 30, 2011 and excludes the following, all as of September 30, 2011:

•	7,175,426 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $4.90 per share;

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•	332,700 shares of common stock issuable upon conversion of 3,327 shares of outstanding Series B Preferred Stock;

•	56,389 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	up to an aggregate of 10,247,358 shares of common stock reserved for future issuance under our 2008 Equity Incentive Plan and 1996 Employee Stock Purchase Plan; and

•	up to $20,000,000 of common stock remaining available to be sold as of September 30, 2011 pursuant to an at-the-market issuance sales agreement, or the sales agreement, with MLV & Co. LLC, or MLV.

To the extent that options outstanding as of September 30, 2011 have been or are exercised, or other shares are issued, including pursuant to our sales agreement with MLV, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise capital in addition to the amounts remaining available to be sold under our sales agreement with MLV due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 112,500,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2011, 47,744,285 shares of common stock were outstanding. As of the date of this prospectus, our board of directors has also designated 5,000 of the 5,000,000 authorized shares of preferred stock as Series A Preferred Stock, 3,327 of the 5,000,000 authorized shares of preferred stock as Series B Preferred Stock, and 250,000 of the 5,000,000 authorized shares of preferred stock as Series C Junior Participating Preferred Stock. As of the date of this prospectus, no shares of our Series A Preferred Stock are outstanding, 3,327 shares of our Series B Preferred Stock are outstanding, and no shares of our Series C Junior Participating Preferred Stock are outstanding. The following summary describes the material terms of our capital stock and stockholder rights plan. The description of our capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series B Preferred Stock, the certificate of designation for our Series C Junior Participating Preferred Stock, and our stockholder rights plan, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating,

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optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Series A Preferred Stock. All 5,000 shares of our Series A Preferred Stock were previously issued and outstanding and were subsequently converted to shares of common stock in July 2002. Pursuant to the terms of the Series A Preferred Stock, these shares may not be reissued.

Series B Preferred Stock. There are currently 3,327 shares of Series B Preferred Stock outstanding. The holders of Series B Preferred Stock have no voting rights, except as required under the General Corporation Law of Delaware, and except as follows: (i) without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, we may not authorize or issue shares of any class or series of stock, or reclassify any class or series of stock, into shares having preference or priority over the Series B Preferred Stock as to voting, liquidation preference or conversion rights; and (ii) to determine the fair market value of any securities delivered to the holders of the Series B Preferred Stock pursuant to a transaction treated as a liquidation of Cerus, the fair market value must be mutually determined by the board of directors and the holders of not less than a majority of the outstanding Series B Preferred, voting together as a single class. Upon any liquidation, dissolution, or winding up of our company, before any payment or distribution of assets shall be made to the holders of common stock or any other class or series of stock ranking junior to the Series B Preferred Stock with respect to liquidation preference, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the company an amount per share of Series B Preferred Stock equal to $2,854.793, the original issue price.

We have the right to redeem, at the original issue price, all, but not less than all, of the Series B Preferred Stock at any time. At any time, each share of Series B Preferred Stock, at the option of the holder, may be converted at any time into that number of shares of common stock equal to the original issue price divided by 100. However, in the event that the approval of our stockholders is required by NASDAQ rules prior to the issuance of any of the shares of common stock issuable upon conversion of the Series B Preferred Stock, we must obtain such approval by the conversion date, or, if such approval is not obtained, we must redeem any shares of Series B Preferred Stock that would be convertible into shares of common stock in excess of the limitation specified under NASDAQ rules.

Neither the Series B Preferred Stock nor any right to receive redemption payments may be assigned, transferred, hypothecated or otherwise alienated by a Series B Preferred Stock holder without our prior written consent, except (i) in connection with, and to the transferee of, all or substantially all of the business and assets of such holder, or (ii) to a direct or indirect wholly owned subsidiary of Baxter International, Inc.

Series C Junior Participating Preferred Stock. The Series C Junior Participating Preferred Stock, or Series C Preferred, is reserved for issuance in connection with the rights outstanding under our Rights Agreement as described below. The Series C Preferred will not be redeemable. Each share of Series C Preferred will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series C Preferred will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Series C Preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which share of common stock are exchanged, each Series C Preferred share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series C Preferred dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series C Preferred share purchasable upon exercise of each Right should approximate the value of one share of common stock. The Series C Preferred would rank junior to any other series of our preferred stock.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

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Charter Documents. Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

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Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Rights Agreement

We have entered into a stockholder rights agreement, dated as of November 3, 1999, and amended as of October 28, 2009, or the Rights Agreement, pursuant to which each share of our common stock outstanding has attached to it a right, or Right. The Rights trade with our common stock until the earlier to occur of (i) 10 days after a public announcement that a person (or a group of affiliated or associated persons) has acquired beneficial ownership of 15% or more of the outstanding common stock, which we refer to as an Acquiring Person, or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding common stock. The earlier of these dates is called the Distribution Date.

Following the Distribution Date, the Rights will be evidenced by separate certificates. The Rights are not exerciseable until after the Distribution Date. Each Right entitles the holder to purchase, for $30 per Right, one one-hundredth of a share of Series C Preferred, subject to adjustment. Each one one-hundredth of a share of Series C Preferred has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a share of common stock. The expiration date of the Rights is October 27, 2019.

In the event that any person (or a group of affiliated or associated persons) becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right. This right will commence on the date 10 days following public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined). At the time the rights flip in, they no longer represent the right to purchase shares of Series C Preferred.

In the event that Cerus is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (ii) October 27, 2019, the board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, or the Redemption Price. In general, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after the acquisition by a person (or a group of affiliated or associated persons) of beneficial ownership of 15% or more of the outstanding shares of common stock and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of Cerus, including fractions of a Series C Preferred (or of a share of a class or series of Cerus’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such shares of common stock).

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The terms of the Rights may be amended by the board of directors without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (a) the time that a person or group has acquired beneficial ownership of 15% or more of the common stock or (b) the final expiration date of the rights, October 27, 2019.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing on The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “CERS.”

PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants described herein. For the holders of warrants to exercise the warrants, the shares issuable upon exercise must either be registered under the Securities Act of 1933, as amended, or exempt from registration. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, has passed upon the validity of the common stock offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we

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file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-21937):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 6, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed on August 8, 2011, as amended by our Quarterly Report on Form 10-Q/A, Amendment No. 1, for the quarter ended June 30, 2011, which was filed on August 30, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which was filed on November 3, 2011;

•	our Current Reports on Form 8-K which were filed on January 21, 2011, March 2, 2011, March 3, 2011 (reporting under Items 1.01 and 2.03), April 20, 2011 (as amended on May 18, 2011) and May 18, 2011, June 6, 2011, June 8, 2011, June 29, 2011, September 8, 2011, October 5, 2011, and November 10, 2011;

•	the information specifically incorporated by reference into our 2010 Annual Report on Form 10-K referred to above from our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed on April 22, 2011;

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on January 8, 1997, including all amendments and reports filed for the purpose of updating such description; and

•	the description of our preferred share purchase rights in our registration statement on Form 8-A filed with the SEC on October 30, 2009, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cerus Corporation

2550 Stanwell Drive

Concord, CA. 94520

(925) 288-6000

Attention: Investor Relations

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$2,222
NASDAQ Global Market listing fee	65,000
FINRA filing fee (if applicable)	15,500
Accounting fees and expenses	150,000
Legal fees and expenses	175,000
Transfer agent and registrar fees and expenses	5,000
Trustee fees and expenses	15,000
Printing and miscellaneous fees and expenses	19,927

Total	$447,649

Item 15.	Indemnification of Directors and Officers

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these persons against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The At-The-Market Issuance Sales Agreement by and between the Registrant and MLV & Co. LLC, or MLV, provides for indemnification by MLV of the Registrant, its directors, its officers who signed the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act. In addition, the underwriting agreement that the Registrant may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of the Registrant, its directors, its officers who signed the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number

1.1*	Form of Underwriting Agreement

1.2(1)	At-The-Market Issuance Sales Agreement, dated June 3, 2011, by and between Cerus Corporation and MLV & Co. LLC.

1.3	Amendment No. 1 to ATM Sales Agreement by and between Cerus Corporation and MLV & Co. LLC, dated January 4, 2012.

3.1(2)	Restated Certificate of Incorporation of Cerus Corporation

3.2(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation

3.3(4)	Amended and Restated Bylaws of Cerus

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2(5)	Specimen Stock Certificate

4.3(6)	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between Cerus Corporation and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.)

4.4(7)	Amendment to Rights Agreement, dated as of October 28, 2009, between Cerus Corporation and Wells Fargo Bank, N.A. (which includes the form of Rights Certificate as Exhibit B thereto)

4.5(8)	Form of Warrant to Purchase Common Stock, originally issued on August 25, 2009

4.6(9)	Form of Warrant to Purchase Common Stock, originally issued on November 15, 2010

4.7*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.8(10)	Form of Indenture, between Registrant and one or more trustees to be named

4.9*	Form of Debt Securities

4.10(10)	Form of Common Stock Warrant Agreement and Warrant Certificate

4.11(10)	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.12(10)	Form of Debt Securities Warrant Agreement and Warrant Certificate

5.1	Opinion of Cooley LLP

12.1(10)	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1(10)	Power of Attorney

25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

(1)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on June 6, 2011.

(2)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999.

(3)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937) for the quarter ended June 30, 2010.

(4)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), dated June 19, 2008.

(5)	Incorporated by reference to the like-described exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.

(6)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on form 10-Q (File No. 000-21937), for the quarter ended June 30, 2009.

(7)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on October 30, 2009.

(8)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on August 20, 2009.

(9)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on November 12, 2010.

(10)	Incorporated by reference to the like-described exhibit to the Registrant’s Registration Statement on Form S-3 (File No. 333-178480), filed with the SEC on December 14, 2011.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on January 6, 2012.

CERUS CORPORATION

By:	/s/ WILLIAM M. GREENMAN
William M. Greenman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ WILLIAM M. GREENMAN	President, Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2012
William M. Greenman

/S/ KEVIN D. GREEN	Vice President, Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	January 6, 2012
Kevin D. Green

*	Chairman of the Board of Directors	January 6, 2012
B.J. Cassin

*	Director	January 6, 2012
Timothy B. Anderson

*	Director	January 6, 2012
Laurence M. Corash, M.D.

*	Director	January 6, 2012
Bruce C. Cozadd

*	Director	January 6, 2012
Gail Schulze

*	Director	January 6, 2012
Daniel N. Swisher, Jr.

*/S/ WILLIAM M. GREENMAN
William M. Greenman Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

1.1*	Form of Underwriting Agreement

1.2(1)	At-The-Market Issuance Sales Agreement, dated June 3, 2011, by and between Cerus Corporation and MLV & Co. LLC.

1.3	Amendment No. 1 to ATM Sales Agreement by and between Cerus Corporation and MLV & Co. LLC, dated January 4, 2012.

3.1(2)	Restated Certificate of Incorporation of Cerus Corporation

3.2(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation

3.3(4)	Amended and Restated Bylaws of Cerus

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2(5)	Specimen Stock Certificate

4.3(6)	Rights Agreement, dated as of November 3, 1999, as amended as of August 6, 2001, between Cerus Corporation and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.)

4.4(7)	Amendment to Rights Agreement, dated as of October 28, 2009, between Cerus Corporation and Wells Fargo Bank, N.A. (which includes the form of Rights Certificate as Exhibit B thereto)

4.5(8)	Form of Warrant to Purchase Common Stock, originally issued on August 25, 2009

4.6(9)	Form of Warrant to Purchase Common Stock, originally issued on November 15, 2010

4.7*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.8(10)	Form of Indenture, between Registrant and one or more trustees to be named

4.9*	Form of Debt Securities

4.10(10)	Form of Common Stock Warrant Agreement and Warrant Certificate

4.11(10)	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.12(10)	Form of Debt Securities Warrant Agreement and Warrant Certificate

5.1	Opinion of Cooley LLP

12.1(10)	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1(10)	Power of Attorney

25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

(1)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on June 6, 2011.

(2)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (No. 333-72185), filed with the SEC on November 12, 1999.

(3)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937) for the quarter ended June 30, 2010.

(4)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), dated June 19, 2008.

(5)	Incorporated by reference to the like-described exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11341) and amendments thereto.

(6)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on form 10-Q (File No. 000-21937), for the quarter ended June 30, 2009.

(7)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on October 30, 2009.

(8)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on August 20, 2009.

(9)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the SEC on November 12, 2010.
(10)	Incorporated by reference to the like-described exhibit to the Registrant’s Registration Statement on Form S-3 (File No. 333-178480), filed with the SEC on December 14, 2011.